Putnam Pennsylvania Tax Exempt Income Fund attachment
May 31, 2005 Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended May 31, 2005, Putnam Management has assumed $5,375 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1	Class A	5,993
      Class B	1,529

72DD2	Class M	79

73A1		Class A	0.358909
      Class B	0.299290

73A2		Class M	0.331825

74U1 	Class A	16,377
      Class B	4,463

74U2 	Class M	246

74V1		Class A	9.22
      Class B	9.21

74V2		Class M	9.23